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                                                                   Exhibit 10.10


                            OSAGE SYSTEMS GROUP, INC.

                             STOCK OPTION AGREEMENT
                                    UNDER THE
                            AMENDED AND RESTATED 1993
           STOCK OPTION PLAN OF OSAGE SYSTEMS GROUP, INC. (the "Plan")

         This Agreement is made as of the date set forth on Schedule A hereto (the "Grant Date") by and between Osage Systems Group, Inc., a Delaware corporation (the "Corporation"), and the person named on Scheduled A hereto (the "Optionee").

         WHEREAS, Optionee is a valuable employee of the Corporation or one of its subsidiaries and the Corporation considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Corporation and an incentive to advance the interests of the Corporation by granting the Optionee an option to purchase shares of common stock of the Corporation (the "Common Stock");

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Corporation hereby grants Optionee an option to purchase from it, upon the terms and conditions set forth in the Plan, that number of shares of the authorized and unissued Common Stock of the Corporation as is set forth on Schedule A hereto.

         1. Terms of Stock Option. The option to purchase Common Stock granted hereby is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:

                  (a) The per share exercise price for the shares subject to this option shall be the Fair Market Value (as defined in the Plan) of the Common Stock on the Grant Date, which exercise price is set forth on Schedule A hereto;

                  (b) This option shall vest in accordance with the vesting schedule set forth on Schedule A hereto;

                  (c) No portion of this option may be exercised more than ten (10) years from the Grant Date; and

                  (d) If requested by the Company, the Optionee shall have signed an Employment Agreement in a form satisfactory to the Company, as evidenced by the Company's execution of such Employment Agreement.

         2. Payment of Exercise Price. The option may be exercised, in part or in whole, only by written request to the Corporation accompanied by payment of the exercise price in full either (i) in cash for the shares with respect to which it is exercised, or (ii) by delivering shares of Common Stock or a combination of shares and cash having an aggregate Fair Market Value (as defined in the Plan) equal to the exercise price of the shares being purchased; provided, however, that shares of Common Stock delivered by the Optionee may be accepted as full or partial payment of the exercise price for any exercise of the option hereunder only if the shares have been held by the Optionee for at least six (6) months.
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         3. Miscellaneous.

                  (a) This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

                  (b) This Agreement will be governed and interpreted in accordance with the laws of the State of Delaware, and may be executed in more than one counterpart, each of which shall constitute an original document.

                  (c) No alterations, amendments, changes or additions to this agreement will be binding upon either the Corporation or Optionee unless reduced to writing and signed by both parties.

         In witness whereof, the parties have executed this Agreement as of the Grant Date.

                                              OSAGE SYSTEMS GROUP, INC.


                                              By: /s/ George Knight
                                                 -------------------------------
                                                   GEORGE KNIGHT, Chairman
                                                   of Compensation Committee


                                              OPTIONEE

                                                /s/ Phil Carter
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                                                 PHIL CARTER


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                                   SCHEDULE A



1.       Optionee: Phil Carter

2.       Grant Date: November 29, 1999

3.       Number of Shares of Common Stock covered by the Option: 700,000

4.       Exercise Price (Fair Market Value of Common Stock on the Grant Date):
         $1.50 per share

5.       The Option shall vest in accordance with the following schedule:

         (i)      300,000 shares shall vest on November 29, 1999;

         (ii)     200,000 shares shall vest on November 29, 2000;

         (iii)    200,000 shares shall vest on November 29, 2001.




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